Exhibit 4.2

Execution Version

PennyMac Mortgage Investment Trust

as Issuer

PennyMac Corp.

as Guarantor

and

U.S. Bank Trust Company, National Association

as Trustee

First Supplemental Indenture

Dated as of June 10, 2025

to the Indenture

Dated as of June 10, 2025

9.00% Senior Notes due 2030

TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Scope of Supplemental Indenture	2
Section 1.02	Definitions	2

ARTICLE 2

THE SECURITIES

Section 2.01	Title and Terms; Payments	5
Section 2.02	Forms	6
Section 2.03	Transfer and Exchange	7
Section 2.04	Payments on the Securities	9

ARTICLE 3

REDEMPTIONS

Section 3.01	Amendments to the Base Indenture	10
Section 3.02	Optional Redemption	11
Section 3.03	Repurchase at the Option of the Holder Upon a Change of Control Repurchase Event	11

ARTICLE 4

[RESERVED]

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01	Inapplicable Covenants Made in the Base Indenture	15
Section 5.02	[Reserved]	15
Section 5.03	Maintenance of Office or Agency	15
Section 5.04	Appointments to Fill Vacancies in Trustee’s Office	16
Section 5.05	Provisions as to Paying Agent	16
Section 5.06	Statements as to Defaults	17

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ARTICLE 6

[RESERVED]

ARTICLE 7

DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01	Applicability of Provisions in Base Indenture	17

ARTICLE 8

GUARANTEE

Section 8.01	Applicability of Article Sixteen of the Base Indenture	17

ARTICLE 9

MISCELLANEOUS

Section 9.01	Effect on Successors and Assigns	17
Section 9.02	Governing Law	17
Section 9.03	No Security Interest Created	18
Section 9.04	Benefits of Supplemental Indenture	18
Section 9.05	Calculations	18
Section 9.06	Execution in Counterparts	18
Section 9.07	Notices	18
Section 9.08	Ratification of Base Indenture	18
Section 9.09	The Trustee	19
Section 9.10	No Recourse Against Others	19

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FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 10, 2025, among PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), PennyMac Corp., a Delaware corporation (the “Guarantor”), and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee under the Indenture dated as of June 10, 2025, among the Company, the Guarantor and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS

WHEREAS, the Company and the Guarantor executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 901(7) of the Base Indenture provides for the Company, the Guarantor and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 301 of the Base Indenture;

WHEREAS, the Board of Trustees and the Board of Directors have duly adopted resolutions authorizing the Company and the Guarantor, respectively, to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 9.00% Senior Notes due 2030 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Guarantor has authorized its Guarantee of the Securities, the form and substance of such Guarantee and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and (iii) the Guarantee, when executed by the Guarantor, the valid obligation of the Guarantor have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the Guarantor and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company and the Guarantor with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company or the Guarantor with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities and the Guarantee, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and the Guarantee and govern the rights of the Holders of the Securities and the obligations of the Company, the Guarantor and the Trustee with respect thereto.

Section 1.02 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture.

“Board of Trustees” means the board of trustees of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the Corporate Trust Office of the Trustee are authorized or required by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, cash, securities or other property; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (1) or this clause (2) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Company’s Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (2).

“Change of Control Offer” has the meaning specified in Section 3.03(a) hereof.

“Change of Control Repurchase Event” means the occurrence of a Change of Control.

“Close of Business” means 5:00 p.m. New York City time.

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Shares” means the common shares of beneficial interest, par value $0.01 per share, of the Company as they exist on the date of this Supplemental Indenture.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article Eight of the Base Indenture, shall include its successors and assigns.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depository or its nominee, including the notation of the Guarantee thereon, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Guarantor” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article Eight of the Base Indenture, shall include its successors and assigns.

“Holder” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Person in whose name a Security is registered in the Security Register.

“Indenture” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 101 of the Base Indenture, each March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2025.

“Issue Date” means, with respect to the Securities, June 10, 2025.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, June 15, 2030.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the person authorized by the Company to pay the principal amount of, and interest on, any Securities on behalf of the Company.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Regular Record Date” means, with respect to any Interest Payment Date, the March 1, June 1, September 1 and December 1 (in each case, whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Repurchase Notice” has the meaning specified in Section 3.03(a)(1) hereof.

“Repurchase Price” has the meaning specified in Section 3.03(a) hereof.

“Repurchase Price Payment Date” has the meaning specified in Section 3.03(b)(3) hereof.

“Repurchase Right Notice” has the meaning specified in Section 3.03(b) hereof.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 101 of the Base Indenture.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act, if applicable, that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” or “United States” means the United States of America.

ARTICLE 2

THE SECURITIES

Section 2.01 Title and Terms; Payments.

(a) Establishment; Designation. Pursuant to Section 301 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “9.00% Senior Notes due 2030.”

(b) Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $115,000,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 303 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, purchase or exchange of Securities pursuant to Sections 304, 305 and 306 of the Base Indenture and Section 3.02 hereof.

(c) Further Issues. The Company may, without notice to or the consent of the Holders, issue additional Securities under the Indenture with the same terms (except with respect to issue date, issue price and, if applicable, the date from which interest shall accrue) and the same “CUSIP” and “ISIN” numbers as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, however, that if any such additional Securities of a series are not fungible with the existing Securities of such series for U.S. federal income tax purposes, the additional Securities of such series will have a separate “CUSIP” and “ISIN” number from the existing Securities. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d) Denominations. Pursuant to Sections 301 and 302 of the Base Indenture, the Securities will be issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Section 2.02 Forms.

(a) In General. Pursuant to Section 201 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 202 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the notation of the Guarantee.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

(b) Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depository for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co. as nominee of the Depository, and (ii) delivered to the Trustee as custodian for the Depository.

So long as the Securities are eligible for book-entry settlement with the Depository, unless otherwise required by law, and except to the extent provided in Section 2.03(b)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c) Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and Cede & Co. or such other person designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03 Transfer and Exchange.

(a) Global Securities. Notwithstanding anything to the contrary in Section 305 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(b) Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 307 of the Base Indenture) on such Security, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 305 of the Base Indenture:

(1) Each Global Security will be exchanged for Physical Securities if the Depository delivers written notice to the Company that the Depository is unwilling or unable to continue to act as Depository or ceases to be a clearing agency registered under the Exchange Act, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a qualified successor Depository within 90 days after receiving notice from the Depository or becoming aware that the Depository has ceased to be so registered, as the case may be.

(2) If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

(3) If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A) each Global Security will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under the Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A) the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depository;

(B) the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A) the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B) the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture and any applicable law; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depository to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depository.

(c) Physical Securities. Physical Securities may be transferred or exchanged in accordance with Section 305 of the Base Indenture.

Section 2.04 Payments on the Securities.

(a) In General. Each Security will accrue interest at a rate equal to 9.00% per annum from the most recent date on which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earlier of the Maturity Date, the Redemption Date or the Repurchase Price Payment Date of such Security. Interest on any Security will be payable quarterly in arrears on each Interest Payment Date, beginning on September 15, 2025, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. All payments will be made in U.S. dollars. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $25 in cash for each $25 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but excluding, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date, any Interest Payment Date, Redemption Date or Repurchase Price Payment Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.

(b) Method of Payment. The Company will pay the principal of any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the contiguous United States, prior to 10:00 a.m. on the relevant payment date. The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of and interest on any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c) Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 307 of the Base Indenture.

ARTICLE 3

REDEMPTIONS AND REPAYMENTS

Section 3.01 Amendments to the Base Indenture.

(a) No Sinking Fund. Article Twelve of the Base Indenture shall not apply with respect to the Securities.

(b) No Repayment at the Option of Holders. Article Thirteen of the Base Indenture shall not apply with respect to the Securities and, except as specified below in Section 3.03, the Securities shall not be subject to repayment at the option of Holders.

Section 3.02 Optional Redemption. On or after June 15, 2027, the Company may redeem for cash all or any portion of the Securities, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date. Notwithstanding the foregoing, interest due on an Interest Payment Date falling on or prior to a Redemption Date will be payable to Holders at the Close of Business on the Regular Record Date for such Interest Payment Date, and the Redemption Price will not include such accrued and unpaid interest. Article Eleven of the Base Indenture shall apply to any redemption of the Securities in accordance with this Section 3.02.

Section 3.03 Repurchase at the Option of the Holder Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities pursuant to Section 3.02, the Company will make an offer to each Holder of the Securities in accordance with the terms of this Section 3.03 to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that Holder’s Securities (the “Change of Control Offer”) at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the Repurchase Price Payment Date, unless such Repurchase Price Payment Date falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date, in which case (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on such Regular Record Date; and (y) the Repurchase Price will not include such accrued and unpaid interest.

Repurchases of Securities under this Section 3.03 shall be made, at the option of the Holder thereof, upon:

(1) if the Securities are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Security or, if the Securities are Global Securities, a notice that complies with the Applicable Procedures, prior to the Close of Business on the date specified in the Repurchase Right Notice delivered in connection with such Change of Control Repurchase Event, subject to extension to comply with applicable law; and

(2) delivery or book-entry transfer of the Securities (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice and prior to the Close of Business on the date specified in the Repurchase Right Notice, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.03 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

(3) The Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Securities to be delivered for repurchase;

(B) the portion of the principal amount of Securities to be repurchased, which must be integral multiples of $25 with a minimum of $25; and

(C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Supplemental Indenture;

provided, however, that if the Securities are Global Securities, the Repurchase Notice must comply with the Applicable Procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery of the consideration to be received by the Holder in accordance with Section 3.03(d).

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 3.03.

Any certificated Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such certificated Security without service charge, a new certificated Security or new certificated Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the certificated Security so surrendered.

(b) Within thirty (30) days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will give notice (the “Repurchase Right Notice”) to each Holder of Securities, with a written copy to the Trustee and the Paying Agent. Such Repurchase Right Notice will state:

(1) a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(2) that the Change of Control Offer is being made pursuant to this Article 3;

(3) the Repurchase Price and the date on which the Repurchase Price will be paid, which date will be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date the Repurchase Right Notice is sent, other than as may be required by law (the “Repurchase Price Payment Date”); and

(4) if the Repurchase Right Notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Repurchase Price Payment Date.

At the Company’s request accompanied by an Officers’ Certificate, upon at least five (5) Business Days’ notice (or such shorter period as shall be satisfactory to the Trustee), the Trustee shall deliver such notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

(c) A Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Repurchase Right Notice at any time prior to the Close of Business on the date specified in the Repurchase Right Notice, specifying:

(1) the principal amount of the withdrawn Securities, which must be integral multiples of $25 with a minimum of $25;

(2) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3) the principal amount, if any, of such Security that remains subject to the original Repurchase Notice, which portion must be in principal amounts of integral multiples of $25 with a minimum of $25;

provided, however, that if the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.

(d) On the Repurchase Price Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(2) deposit prior to 11:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Repurchase Price in respect of all Securities or portions of Securities properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased.

(e) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Repurchase Price Payment Date, as applicable, falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to pay the Repurchase Price on the Repurchase Price Payment Date, then (i) such Securities shall cease to be outstanding and interest shall cease to accrue on such Securities, whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent, and (ii) all other rights of the Holders of such Securities shall terminate other than the right to receive the Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of the Securities.

(f) No Securities may be repurchased at the option of Holders on any date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Repurchase Price with respect to such Securities).

(g) In connection with any repurchase offer upon the occurrence of a Change of Control Repurchase Event, the Company shall, if required:

(1) comply with Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(2) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(3) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Securities,

in each case, so as to permit the rights and obligations under this Section 3.03 to be exercised in the time and in the manner specified in this Indenture. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions in this Section 3.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.03 by virtue of such conflict.

(h) Notwithstanding anything to the contrary in this Section 3.03, the Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if:

(1) the Company or such successor has given written notice of a redemption as provided under Section 3.02 prior to the occurrence of the Change of Control Repurchase Event; provided, that the Company has not failed to pay the Redemption Price on the Redemption Date; or

(2) a third party makes such an offer in respect of the Securities in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer.

ARTICLE 4

[RESERVED]

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01 Inapplicable Covenants Made in the Base Indenture. The Holders will not have the benefit of the Covenants set forth in Section 1008 of the Base Indenture with respect to Additional Amounts.

Section 5.02 [Reserved].

Section 5.03 Maintenance of Office or Agency. This Section 5.03 replaces Section 1002 of the Base Indenture in its entirety and references in the Base Indenture to Section 1002 of the Base Indenture shall be deemed replaced with references to this Section 5.03.

The Company will maintain in the contiguous United States, an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States.

The Company may also from time to time designate co-registrars in one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar and Custodian, and the Trustee’s offices located at U.S. Bank Trust Company, National Association, Global Corporate Trust, 111 Fillmore Avenue East, First Floor Bond Drop Window, St. Paul, Minnesota 55107-1419, which shall be in the contiguous United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, exchange, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of the Indenture.

Section 5.04 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 608 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.05 Provisions as to Paying Agent. This Section 5.05 shall replace Section 1003 of the Base Indenture in its entirety and references in the Base Indenture to Section 1003 of the Base Indenture shall be deemed replaced with references to this Section 5.05.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:

(1) that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on the Securities in trust for the benefit of the Holders of the Securities;

(2) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on the Securities when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on the Securities, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on the Securities when the same shall become due and payable.

(c) Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.05, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

Section 5.06 Statements as to Defaults. The Company or the Guarantor shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company or the Guarantor becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company or the Guarantor proposes to take with respect thereto. Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 102 of the Base Indenture.

ARTICLE 6

[RESERVED]

ARTICLE 7

DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01 Applicability of Provisions in Base Indenture. The provisions for defeasance and covenant defeasance in Article Fourteen of the Base Indenture shall apply, without limitation, with respect to the Securities.

ARTICLE 8

GUARANTEE

Section 8.01 Applicability of Article Sixteen of the Base Indenture. Article Sixteen of the Base Indenture shall apply to the Securities; provided, that the provisions relating to the release of the Guarantor specified in Section 1611 of the Base Indenture shall not be applicable with respect to the Securities.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Effect on Successors and Assigns. Notwithstanding Section 110 of the Base Indenture, all agreements of the Company, the Guarantor, the Trustee, the Security Registrar and the Paying Agent in the Indenture and the Securities will bind their respective successors.

Section 9.02 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEE.

Section 9.03 No Security Interest Created. Nothing in the Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 9.04 Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 110 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9.05 Calculations. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Securities. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Section 9.06 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.07 Notices. The Company, the Guarantor or the Trustee, by notice given to the other in the manner provided in Section 105 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 105 and 106 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent and the Security Registrar. Each notice to the Trustee, the Paying Agent and the Security Registrar shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent or the Security Registrar, as the case may be, to the Company.

Section 9.08 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company, the Guarantor and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 9.09 The Trustee. The recitals in this Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 9.10 No Recourse Against Others. No trustee, director, officer, employee, incorporator, shareholder or controlling Person of the Company or the Guarantor or any successor Person thereto shall have any liability for the payment of the principal of, or interest on, any of the Securities or any obligations, covenants or agreements of the Company or the Guarantor under the Securities, the Guarantee, the Indenture or any claim based on, in respect of, or by reason of, such obligations, covenants or agreements or the creation of any indebtedness represented thereby. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PENNYMAC MORTGAGE INVESTMENT TRUST, as Issuer

By:	/s/ Daniel S. Perotti
	Name:	Daniel S. Perotti
	Title:	Senior Managing Director and Chief Financial Officer

PENNYMAC CORP., as Guarantor

By:	/s/ Daniel S. Perotti
	Name:	Daniel S. Perotti
	Title:	Senior Managing Director and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legends:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.:	[ ]

CUSIP:	70931T 806

ISIN:	US70931T8062

Principal Amount $[   ]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]1

PENNYMAC MORTGAGE INVESTMENT TRUST

9.00% Senior Notes due 2030

PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), promises to pay to [   ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[   ] [(as revised by the Schedule of Increases and Decreases in the Global Security attached hereto)]2 on June 15, 2030 (the “Maturity Date”).

Interest Payment Dates: March 15, June 15, September 15, and December 15, beginning on September 15, 2025.

Regular Record Dates: March 1, June 1, September 1 and December 1.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.
[2]	Include for Global Securities only.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed.

PENNYMAC MORTGAGE INVESTMENT TRUST

Attest:		By:
	Name:		Name:
	Title:		Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

PENNYMAC MORTGAGE INVESTMENT TRUST

9.00% Senior Notes due 2030

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of June 10, 2025 (herein called the “Base Indenture”), and as supplemented by the First Supplemental Indenture, dated as of June 10, 2025 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and among the Company, PennyMac Corp., herein called the “Guarantor”, and U.S. Bank Trust Company, National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, on or after June 15, 2027, the Company may redeem for cash all or any portion of the Securities, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

As provided in and subject to the provisions of the Indenture, if a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities pursuant to Section 3.02 of the Supplemental Indenture, the Company will make an offer to each Holder of the Securities to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that Holder’s Securities at the Repurchase Price. To exercise such right, a Holder shall deliver to the Trustee (or other Paying Agent appointed by the Company), and the Trustee (or other Paying Agent appointed by the Company) must receive, a Repurchase Notice containing the information set forth in the Supplemental Indenture, at any time prior to the Close of Business on the date specified in the Repurchase Right Notice, and shall deliver the Securities to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Supplemental Indenture. Holders have the right to withdraw (in whole or in part) any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the principal amount of this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security and/or indemnity reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security and/or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, and interest on, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and having the notation of the Guarantee endorsed thereon, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

TEN ENT -as tenants by the entireties	CUST - Custodian

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

FORM OF REPURCHASE NOTICE

U.S. Bank Trust Company, National Association

West Side Flats St Paul

EP-MN-WS3C

111 Fillmore Ave E

Saint Paul, MN 55107

Attention: Corporate Trust Administration—PennyMac Mortgage Investment Trust

Re:	PennyMac Mortgage Investment Trust (the “Company”)

9.00% Senior Notes due 2030

This is a Repurchase Notice as defined in Section 3.03(a)(1) of the First Supplemental Indenture, dated as of June 10, 2025, among the Company, PennyMac Corp., as guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Supplemental Indenture,” and the Base Indenture, dated as of June 10, 2025, among the Company, the Guarantor and the Trustee, as amended, modified and supplemented by the Supplemental Indenture, the “Indenture”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities: ________________________

I intend to deliver the following aggregate principal amount of Securities for repurchase by the Company pursuant to Section 3.03 of the Supplemental Indenture (integral multiples of $25 with a minimum of $25):

$_____________________

I hereby agree that the Securities will be repurchased on the Repurchase Price Payment Date pursuant to the terms and conditions specified in the Securities and in the Indenture.

Signed:

NOTATION OF GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor Person under the Indenture) has fully and unconditionally guaranteed, to the extent set forth in the Indenture, among the Company, the Guarantor and the Trustee and subject to the provisions in the Indenture and the terms of the Securities, (a) the due and punctual payment in full when due of the principal of, and interest on, the Securities, and all other amounts due and payable under the Indenture and the Securities by the Company and (b) in case of any extension of time of payment or renewal of any Obligations (with or without notice to the Guarantor), that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Sixteen of the Base Indenture and Article 8 of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, agrees to and shall be bound by such provisions.

PENNYMAC CORP.

Attest:		By:
	Name:		Name:
	Title:		Title:

A-11